UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa, Oklahoma 74136
(Address of principal executive offices)(Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Units Representing Limited Partner Interests	NGL	New York Stock Exchange
9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NGL-PB	New York Stock Exchange
9.625% Class C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NGL-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Preferred Units and Warrants

Pursuant to the Class D Preferred Unit and Warrant Purchase Agreement dated September 25, 2019 (the “Class D Purchase Agreement”) by and among EIG Neptune Equity Aggregator, L.P., FS Energy and Power Fund and Foundation Infrastructure Partners through GCM Pellit Holdings, LLC (together, the “Investors”) and NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), the Partnership, on October 31, 2019, consummated the issuance and sale to the Investors of $200 million (in aggregate initial liquidation preference) of the Partnership’s Class D Preferred Units (the “Class D Preferred Units”) and warrants (the “Warrants”) to purchase an aggregate of 8,500,000 common units representing limited partner interests in the Partnership (“Common Units”), for an aggregate purchase price of $200 million.

The Warrants are subject to vesting and exercise terms described in Item 3.02 hereof. The Partnership used the net proceeds from the issuance and sale of the Class D Preferred Units and Warrants to fund a portion of the purchase price for the Hillstone Acquisition (as defined below).

The information regarding the Warrants set forth in Item 3.02 hereof is incorporated by reference into this Item 1.01.

Amended and Restated Registration Rights Agreement

Upon the closing of the issuance and sale of the Class D Preferred Units and the Warrants pursuant to the Class D Purchase Agreement, the Partnership and the Investors entered into an Amended and Restated Registration Rights Agreement dated as of October 31, 2019 (the “Amended Registration Rights Agreement”), which amended and restated the Registration Rights Agreement dated as of July 2, 2019 previously entered by and among the Partnership and certain of the Investors.

Pursuant to the Amended Registration Rights Agreement, the Partnership agreed to prepare and file a registration statement (the “Registration Statement”) within 180 days of the Initial Closing Date (July 2, 2019), to permit the public resale of (i) the outstanding Class D Preferred Units of the Partnership held by the Investors, (ii) the Common Units issued or issuable to the Investors upon the exercise of the Warrants and (iii) any Common Units issued to the Investors in lieu of cash, as liquidated damages under the Amended Registration Rights Agreement. The Partnership also agreed to use its commercially reasonable efforts to cause the Registration Statement to become effective no later than 360 days after the Initial Closing Date (the “Registration Statement Deadline”).

The Amended Registration Rights Agreement provides that if the Registration Statement is not declared effective on or prior to the Registration Statement Deadline, the Partnership will be liable to the Investors for liquidated damages in accordance with a formula, subject to the limitations set forth in the Amended Registration Rights Agreement. Such liquidated damages would be payable in cash, or if payment in cash would breach any covenant or cause a default under a credit facility or any other debt instrument filed by the Partnership as an exhibit to a periodic report filed with the United States Securities and Exchange Commission (the “SEC”), then such liquidated damages would be payable in the form of newly issued Common Units. In addition, the Amended Registration Rights Agreement grants the Investors piggyback registration rights. These registration rights are transferable to affiliates of the Investors and, in certain circumstances, to third parties.

The description of the Amended Registration Rights Agreement is qualified in its entirety by reference to the full text of the Amended Registration Rights Agreement, which is filed as Exhibit 4.1 hereto, and is incorporated into this Item 1.01 by reference.

Amendment to Revolving Credit Agreement

On October 30, 2019, the Partnership, NGL Energy Operating LLC, in its capacity as borrowers’ agent, and the other subsidiary borrowers party thereto entered into Amendment No. 9 (the “Credit Agreement Amendment”) to the Partnership’s Amended and Restated Credit Agreement with Deutsche Bank Trust Company Americas, as administrative agent, and the other financial institutions party thereto (the “Credit Agreement”). The Credit Agreement Amendment amended the Credit Agreement to, among other things, adjust the allocation of the commitments of the lenders to make revolving loans thereunder and, effective with the fiscal quarter ending December 31, 2019, eliminate the leverage ratio financial covenant and adjust the senior secured leverage ratio, total leverage indebtedness ratio and interest coverage ratio financial covenants set forth therein. As amended by the Credit Agreement Amendment, the Credit Agreement provides for up to $1.790 billion in aggregate lending commitments, consisting of (i) a $600 million revolving credit facility for the Partnership’s working capital requirements and other general corporate purposes and (ii) a $1.190 billion revolving credit facility for acquisitions, internal growth projects, other capital expenditures and general corporate purposes.

The Credit Agreement Amendment is filed as Exhibit 10.3 hereto and incorporated into this Item 1.01 by reference. The above description of the material terms of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.3.

Amendment to Term Credit Agreement

On October 30, 2019, the Partnership and NGL Energy Operating LLC, in its capacity as borrower, entered into Amendment No. 1 (the “Term Credit Agreement Amendment”) to the Partnership’s Term Credit Agreement with Toronto Dominion (Texas) LLC, as administrative agent, and the other financial institutions party thereto (the “Term Credit Agreement”). The Term Credit Agreement Amendment amended the Term Credit Agreement to, among other things, conform the financial covenants in the Term Credit Agreement to the financial covenants set forth in the Credit Agreement, as amended by the Credit Agreement Amendment.

The Term Credit Agreement Amendment is filed as Exhibit 10.4 hereto and incorporated into this Item 1.01 by reference. The above description of the material terms of the Term Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.4.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 31, 2019, the Partnership, through a wholly owned subsidiary, completed the acquisition of Hillstone Environmental Partners, LLC (the “Hillstone Acquisition”) by purchasing 100% of its outstanding equity interests for approximately $600 million in cash, subject to certain adjustments, pursuant to the Equity Purchase Agreement dated as of September 25, 2019 (the “Hillstone Purchase Agreement”) by and among NGL Water Solutions Permian, LLC, a wholly owned subsidiary of the Partnership, Water Remainco, LLC, Hillstone Environmental Partners, LLC, GGCOF HEP Blocker II, LLC, GGCOF HEP Blocker, LLC, Golden Gate Capital Opportunity Fund-A, L.P., GGCOF AIV L.P. and GGCOF HEP Blocker II Holdings, LLC.

The material terms of the Hillstone Purchase Agreement were previously reported in Item 1.01 of the Partnership’s Current Report on Form 8-K filed with the SEC on September 30, 2019 and are incorporated herein by reference. The description of the Hillstone Purchase Agreement included or incorporated by reference in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Hillstone Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

On October 31, 2019, the Partnership completed the private placement transaction contemplated by the Class D Purchase Agreement (the “Private Placement”), pursuant to which it issued and sold to the Investors an aggregate of 200,000 Class D Preferred Units and Warrants to purchase an aggregate of 8,500,000 Common Units for an aggregate purchase price of $200.0 million. The Private Placement resulted in aggregate net proceeds to the Partnership of approximately $195.5 million, after deducting a $4.0 million closing fee payable to affiliates of the Investors as well as expenses and expense reimbursements related to the Private Placement.

The Private Placement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. The terms of the Class D Preferred Units and the Common Units issuable upon exercise of the Warrants are set forth in the Amended and Restated Partnership Agreement (as defined in Item 5.03 hereof).

The material terms of the Class D Purchase Agreement and the Private Placement were previously reported in Items 1.01 and 3.02 of the Partnership’s Current Report on Form 8-K filed with the SEC on September 30, 2019 and are incorporated herein by reference. The description of the Warrants is qualified in its entirety by reference to each of the full text of the Form of Par Warrant and the Form of Premium Warrant, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated into this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders

Pursuant to the Class D Purchase Agreement, on October 31, 2019, the Partnership issued and sold to the Investors an aggregate of 200,000 Class D Preferred Units and Warrants to purchase an aggregate of 8,500,000 Common Units. The terms of the Class D Preferred Units and the Common Units issuable upon exercise of the Warrants are set forth in the Amended and Restated Partnership Agreement (as defined in Item 5.03 hereof). As described in the Amended and Restated Partnership Agreement, the Class D Preferred Units entitle the holders of the Class D Preferred Units (each, a “Class D Preferred Unitholder”) to certain rights that are senior to the rights of the holders of Common Units, such as rights to certain distributions and rights upon liquidation of the Partnership.

If the Partnership fails to pay the redemption price in full in cash on the applicable payment due date, then the Partnership shall not, without the consent of a representative of the Class D Preferred Unitholders, declare or make any distributions in respect of any Class D Junior Securities (as defined in the Amended and Restated Partnership Agreement), including Common Units. In addition, if any accumulated and unpaid distributions are past due and outstanding, the Partnership shall not, without the consent of a representative of the Class D Preferred Unitholders, redeem or repurchase any Class D Junior Securities or Class D Parity Securities (each as defined in the Amended and Restated Partnership Agreement). Upon liquidation of the Partnership, each holder of Class D Preferred Units shall be entitled to receive, in respect of each Class D Preferred Unit then-owned, a liquidation preference equal to the greater of the applicable redemption price and the Class D Stated Value (as defined in the Amended and Restated Partnership Agreement) of such Class D Preferred Unit on such date.

The information regarding the Class D Preferred Units set forth in Items 1.01, 3.02 and 5.03 hereof is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Partnership Agreement

In connection with the closing of the Private Placement, on October 31, 2019, NGL Energy Holdings LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), executed the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended and Restated Partnership Agreement”) for the purpose of amending and restating the preferences, rights and other terms applicable to the Partnership’s previously issued and outstanding Class D Preferred Units and establishing the preferences, rights and other terms governing the additional 200,000 Class D Preferred Units issued in the Private Placement. The preferences, rights and other terms governing the Class D Preferred Units are defined in the Amended and Restated Partnership Agreement.

The amendments to the terms of the Class D Preferred Units included, among other things, (i) an increase in the required internal rate of return and multiple on invested capital that must be achieved upon certain redemptions of Class D Preferred Units, (ii) removal of preemptive rights relating to issuance of parity securities and (iii) imposition of additional approval requirements, including a restriction requiring the consent of the representative of the holders of Class D Preferred Units in order to increase the quarterly distribution on the Partnership’s common units, if the Partnership’s Adjusted Total Leverage Ratio (as defined in the Amended and Restated Partnership Agreement) exceeds 7.0 on March 31, 2020 or exceeds 6.5 on June 30, 2020.

The description of the Amended and Restated Partnership Agreement contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Partnership Agreement, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

The information regarding the Class D Preferred Units set forth in Items 3.02 and 3.03 hereof is incorporated by reference into this Item 5.03.

Item 8.01	Other Events

On November 1, 2019, the Partnership issued a press release announcing the closing of the Hillstone Acquisition and the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release attached hereto constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits

To the extent financial statements are required by Item 9.01(a) and pro forma financial information is required by Item 9.01(b), they will be filed with the SEC by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Equity Purchase Agreement, dated September 25, 2019, by and among NGL Energy Partners LP, NGL Water Solutions Permian, LLC, Water Remainco, LLC, Hillstone Environmental Partners, LLC, GGCOF HEP Blocker II, LLC, GGCOF HEP Blocker, LLC, Golden Gate Capital Opportunity Fund-A, L.P., GGCOF AIV L.P. and GGCOF HEP Blocker II Holdings, LLC.*
3.1	Seventh Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP, dated as of October 31, 2019
4.1	Amended and Restated Registration Rights Agreement, dated October 31, 2019, by and among NGL Energy Partners LP, EIG Neptune Equity Aggregator, L.P., FS Energy and Power Fund and GCM Pellit Holdings, LLC
10.1	Form of Par Warrant
10.2	Form of Premium Warrant
10.3	Amendment No. 9 to Credit Agreement, dated October 30, 2019, by and among the NGL Energy Partners LP, NGL Energy Operating LLC, the other subsidiary borrowers party thereto, Deutsche Bank AG, New York Branch, Deutsche Bank Trust Company Americas, and the other financial institutions party thereto
10.4	Amendment No. 1 to Term Credit Agreement, dated October 30, 2019, by and among NGL Energy Partners LP, NGL Energy Operating LLC, the other subsidiary borrowers party thereto, Toronto-Dominion Bank, New York Branch, Toronto Dominion (Texas) LLC and the other financial institutions party thereto
99.1	Press release dated November 1, 2019
101	Cover Page formatted as Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Exhibits and Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Partnership agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the United States Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: November 1, 2019	By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer